Exhibit 4(b)

CLIFFS NATURAL RESOURCES INC.

Fifth Supplemental Indenture

Dated as of March 31, 2011

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

TABLE OF CONTENTS

		Page
ARTICLE 1
NATURE OF AMENDMENT

Section 1.01.	Scope of Supplemental Indenture; General	2

ARTICLE 2
AMENDMENT

Section 2.01.	Amendment to First Supplemental Indenture	2
Section 2.02.	Amendment to Second Supplemental Indenture	2
Section 2.03.	Amendment to Third Supplemental Indenture	3

ARTICLE 3
EFFECTIVENESS

Section 3.01.	Effectiveness of Fifth Supplemental Indenture	3

ARTICLE 4
MISCELLANEOUS

Section 4.01.	Governing Law	4
Section 4.02.	Capitalized Terms	4
Section 4.03.	Recitals	4

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FIFTH SUPPLEMENTAL INDENTURE

Fifth Supplemental Indenture, dated as of March 31, 2011 (“Fifth Supplemental Indenture”), to the Prior Supplemental Indentures (as defined below), is by and between CLIFFS NATURAL RESOURCES INC., an Ohio corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Company and the Trustee have heretofore executed and delivered an Indenture, dated as of March 17, 2010 (as amended, supplemented, waived or otherwise modified, the “Base Indenture”);

WHEREAS, the Company and the Trustee have heretofore executed and delivered a first supplemental indenture, dated as of March 17, 2010 (the “First Supplemental Indenture”), to the Base Indenture, pursuant to which the Company has issued $400,000,000 initial aggregate principal amount of the Company’s 5.900% Notes due 2020 (the “5.900% Notes due 2020”);

WHEREAS, the Company and the Trustee have heretofore executed and delivered a second supplemental indenture, dated as of September 20, 2010 (the “Second Supplemental Indenture”), to the Base Indenture, pursuant to which the Company has issued $500,000,000 initial aggregate principal amount of the Company’s 4.80% Notes due 2020 (the “4.80% Notes due 2020”);

WHEREAS, the Company and the Trustee have heretofore executed and delivered a third supplemental indenture, dated as of September 20, 2010 (the “Third Supplemental Indenture” and, collectively with the First Supplemental Indenture and the Second Supplemental Indenture, the “Prior Supplemental Indentures”), to the Base Indenture, pursuant to which the Company has issued $500,000,000 initial aggregate principal amount of the Company’s 6.25% Notes due 2040 (the “6.25% Notes due 2040” and, collectively with the 5.900% Notes due 2020 and the 4.80% Notes due 2020, the “Notes”);

WHEREAS, Section 9.1(a) of the Base Indenture provides that the Company and the Trustee, as applicable, may amend or supplement certain of the provisions of the Base Indenture or the Securities without the consent of the Holders to cure any ambiguity, defect or inconsistency;

WHEREAS, the Company desires to cure an ambiguity, defect or inconsistency in each of the Prior Supplemental Indentures;

WHEREAS, the consent of any Holder is not required to effect the amendments set forth herein;

WHEREAS, the execution of this Fifth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Base Indenture and all acts and requirements necessary to make this Fifth Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, have been done;

NOW, THEREFORE, THIS FIFTH SUPPLEMENTAL INDENTURE WITNESSETH: in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes, that the Prior Supplemental Indentures are supplemented and amended, to the extent expressed herein, as follows:

ARTICLE 1

NATURE OF AMENDMENT

Section 1.01.    Scope of Supplemental Indenture; General.

This Fifth Supplemental Indenture supplements and, to the extent inconsistent therewith, replaces the provisions of the Prior Supplemental Indentures, respectively, to which provisions reference is hereby made.

The changes, modifications and supplements to the Prior Supplemental Indentures effected by this Fifth Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the 5.900% Notes due 2020, the 4.80% Notes due 2020 and the 6.25% Notes due 2040, as applicable, and shall not apply to any other Securities that have been or may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

ARTICLE 2

AMENDMENT

Section 2.01.    Amendment to First Supplemental Indenture.

Section 5.01 of the First Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

“Section 5.01. Optional Redemption. The Notes will be redeemable, at the option of the Company, at any time and from time to time, in whole or in part, on not less than 30 nor more than 60 days’ prior notice mailed to the Holders of the Notes, with a copy provided to the Trustee. The Notes will be redeemable at a redemption price, to be calculated by the Company, plus accrued and unpaid interest to the date of redemption, equal to the greater of:

(a) 100% of the principal amount of the Notes being redeemed; and

(b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points.

In the case of any ambiguity, defect or inconsistency between this Section 5.01 and the Notes, this Section 5.01 shall control.”

Section 2.02.    Amendment to Second Supplemental Indenture.

Section 5.01 of the Second Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

“Section 5.01. Optional Redemption. The 2020 Notes will be redeemable, at the option of the Company, at any time and from time to time, in whole or in part, on not less than 30 nor more than 60 days’ prior notice mailed to the Holders of the 2020 Notes, with a copy provided to the Trustee. The 2020 Notes will be redeemable at a redemption price, to be calculated by the Company, plus accrued and unpaid interest to the date of redemption, equal to the greater of:

(a) 100% of the principal amount of the 2020 Notes being redeemed; and

(b) the sum of the present values of the remaining scheduled payments of principal and interest on the 2020 Notes to be redeemed (not including interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points.

In the case of any ambiguity, defect or inconsistency between this Section 5.01 and the 2020 Notes, this Section 5.01 shall control.”

Section 2.03.    Amendment to Third Supplemental Indenture.

Section 5.01 of the Third Supplemental Indenture is hereby deleted in its entirety and replaced with the following:

“Section 5.01. Optional Redemption. The 2040 Notes will be redeemable, at the option of the Company, at any time and from time to time, in whole or in part, on not less than 30 nor more than 60 days’ prior notice mailed to the Holders of the 2040 Notes, with a copy provided to the Trustee. The 2040 Notes will be redeemable at a redemption price, to be calculated by the Company, plus accrued and unpaid interest to the date of redemption, equal to the greater of:

(a) 100% of the principal amount of the 2040 Notes being redeemed; and

(b) the sum of the present values of the remaining scheduled payments of principal and interest on the 2040 Notes to be redeemed (not including interest accrued to the date of redemption), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 40 basis points.

In the case of any ambiguity, defect or inconsistency between this Section 5.01 and the 2040 Notes, this Section 5.01 shall control.”

ARTICLE 3

EFFECTIVENESS

Section 3.01.    Effectiveness of Fifth Supplemental Indenture.

This Fifth Supplemental Indenture shall become effective immediately upon its execution and delivery by the Company and the Trustee.

ARTICLE 4

MISCELLANEOUS

Section 4.01.    Governing Law.

THIS FIFTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW.

Section 4.02.    Capitalized Terms.

Except with respect to the capitalized terms used in the amendments to Section 5.01 of the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, respectively, capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture.

Section 4.03.    Recitals.

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed, all as of the date first above written.

CLIFFS NATURAL RESOURCES INC.

By:	/s/ Laurie Brlas
	Name:	Laurie Brlas
	Title:	Executive Vice President, Finance and Administration & Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Elizabeth A. Thuning
	Name:	Elizabeth A. Thuning
	Title:	Vice President